                                                                    EXHIBIT 11.2


                     GEOWASTE INCORPORATED AND SUBSIDIARIES

                     COMPUTATION OF NET EARNINGS PER SHARE

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995





                                                                                                                     Fully
                                                                                            Primary                  Diluted
                                                                                            -------                  -------
                 Weighted Average Common Shares
                 outstanding   . . . . . . . . . . . . . . . . . . . . . . .               18,662,605               18,662,605

                 Convertible debt  . . . . . . . . . . . . . . . . . . . . .                  --                     2,774,475

                 Stock options and warrants
                 outstanding . . . . . . . . . . . . . . . . . . . . . . . .                  341,705                  828,478
                                                                                          -----------              -----------

                 Weighted average shares of common shares outstanding  . . .
                                                                                           19,004,310               22,265,558
                                                                                          ===========              ===========
                 Net income  . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                          $   582,868              $   746,230
                                                                                          ===========              ===========
                 Earnings per share  . . . . . . . . . . . . . . . . . . . .
                                                                                          $       .03              $       .03
                                                                                          ===========              ===========





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